SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 26, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 26, 2007, the Board of Directors (the “Board”) of Otter Tail Corporation (the “Company”) approved the amendment of Section 2.03 of the Company’s Restated Bylaws (the “Bylaws”) to provide that special meetings of the Company’s shareholders may be called by the Company’s Board of Directors, its chief executive officer, or any other person specifically authorized under the Minnesota Business Corporation Act to call special meetings. Section 2.03 previously provided that special meetings could be called by the chief executive officer, the chief financial officer, any two directors or by a shareholder or shareholders holding at least 10% of all shares entitled to vote on the matters to be presented to the meeting. The amendment was effective immediately.
In addition, the Board approved amendments to the Bylaws, effective immediately, to add procedures for shareholders who wish to nominate persons for election to the Company’s Board of Directors or to bring business before a regular meeting of shareholders. The new procedures appear in Sections 2.09 and 2.10 of the Bylaws, and provide that a shareholder must deliver notice of the nomination of a person for election to the Board of Directors or of business to be brought before a regular meeting to the Company at least 90 days prior to the anniversary of the prior year’s regular meeting. The amendments also set forth the information that a shareholder must include in the notice to the Company.
The summary in this Item 5.03 of the Bylaws amendments described above is qualified in its entirety by reference to the full text of Sections 2.03, 2.09 and 2.10, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits
(d)	Exhibits
3.1	Text of Amendments to Restated Bylaws of Otter Tail Corporation (effective November 26, 2007)

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION
Date: November 28, 2007
	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

3.1	Text of Amendments to Restated Bylaws of Otter Tail Corporation (effective November 26, 2007)

4